EXHIBIT 10.3
LIFE TECHNOLOGIES CORPORATION
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(Outside Director with Settlement Date at Termination of Service)
[Participant Name] (the “Participant”) has been granted an award (the “Award”) pursuant to the Life Technologies Corporation 2009 Equity Incentive Plan (the “Plan”) consisting of one or more rights (each such right being hereinafter referred to as a “Restricted Stock Unit”) to receive in settlement of each such right one (1) share of Stock of Life Technologies Corporation, as follows:

Date of Grant:	[Grant Date]

Number of Restricted Stock Units:	[Number of Shares Granted], increased as of any date by the cumulative number of additional whole and/or fractional Restricted Stock Units, if any, credited to this Award through such date in payment of Dividend Equivalent Rights as described in the Restricted Stock Units Agreement.

Settlement Date:	Upon separation from service.

Vesting Schedule:	The number of Restricted Stock Units shall vest 100% on the first anniversary of the Date of Grant or the next Shareholder meeting, whichever is earlier.
By electronically accepting this document, the Company and the Participant agree that the Award is governed by this Notice, the provisions of the Plan, and the Restricted Stock Unit Agreement attached to and made a part of this document including any applicable Addendum or Supplement thereto. The Participant acknowledges receipt of copies of the Plan and Restricted Stock Unit Agreement, represents that the Participant has read and is familiar with its provisions, and hereby accepts the Award subject to all of its terms and conditions. For purpose of this Notice and the Restricted Stock Unit Agreement, “separation from service” shall have the same meaning as provided in Treasury Regulation section 1.409A-1(h).
ATTACHMENTS:	Life Technologies Corporation 2009 Equity Incentive Plan, as amended to the Date of Grant, and Restricted Stock Units Agreement.

LIFE TECHNOLOGIES CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
(Outside Director with Settlement Date at Termination of Service)
          Life Technologies Corporation has granted to the individual (the “Director”) named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached an award (the “Award”) of Restricted Stock Units upon the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Life Technologies Corporation 2009 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant. By signing the Notice, the Director: (a) represents that the Director has read and is familiar with the terms and conditions of the Notice, the Plan and this Agreement, (b) accepts the Award subject to all of the terms and conditions of the Notice, the Plan and this Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice, the Plan or this Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Agreement.
     Definitions and Construction.
          1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.
          2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     Administration.
          All questions of interpretation concerning this Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Award. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.
     Vesting of the Award.
          1. This Award shall vest 100% on the first anniversary of the Date of Grant or the next Shareholder meeting, whichever is earlier.

     Settlement of the Award.
          1. No Additional Payment Required. The Director shall not be required to make any additional monetary payment (other than applicable tax withholding, if any) upon settlement of the Award. Payment of the aggregate purchase price of the shares of Stock for which the Award is being settled shall be made in the form of past services rendered by the Director to a Participating Company or for its benefit which the Board, by resolution, determines to have a value not less than the aggregate purchase price of such shares of Stock.
          2. Issuance of Shares of Stock. Subject to the provisions of Sections 4.5 and 4.6 below, the Company shall issue to the Director, on a date within thirty (30) days following the Settlement Date (as defined in the Notice) a number of whole shares of Stock equal to the vested Number of Restricted Stock Units (as defined in the Notice), rounded down to the nearest whole number. Such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Sections 4.5 and 4.6. On the Settlement Date, the Company shall pay to the Director cash in lieu of any fractional share of Stock represented by a fractional Restricted Stock Unit subject to this Award in an amount equal to the Fair Market Value on the Settlement Date of such fractional share of Stock.
          3. Tax Withholding. At the time the Award is granted, or at any time thereafter as requested by the Company, the Director hereby authorizes withholding from payroll and any other amounts payable to the Director, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Director.
          4. Certificate Registration. The certificate for the shares as to which the Award is settled shall be registered in the name of the Director, or, if applicable, in the names of the heirs of the Director.
          5. Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Director to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

          6. Delay in Issuance for Specified Employees. In the event of the issuance of shares of Stock, based upon termination of Service of the Director, who at such termination may also be considered a “Specified Employee” (as defined below), no such issuance will be made, irrespective of any election, term of the Plan or this Agreement to the contrary, before the date which is six (6) months after the date of such Director’s termination of Service. The term “Specified Employee” for purposes of this Agreement means any Director who would be considered a “Specified Employee” as that term is defined in Section 409A(a)(2)(B)(i) of the Code. The determination of whether any Director is a Specified Employee shall be solely in the discretion of the Company.
          7. Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.
     Dividend Equivalent Rights.
          Effective on the date of payment of cash dividends on the Stock occurring on and after the Date of Grant and before the Settlement Date, the Number of Restricted Stock Units subject to this Award shall be increased by such additional whole and/or fractional Restricted Stock Units determined by the following formula:
               X = (A x B) / C
          where,
               “X” is the number of whole and/or fractional Restricted Stock Units to be credited with respect to the Award;
               “A” is the amount of cash dividends paid on one share of Stock;
               “B” is the number of whole and fractional Restricted Stock Units subject to this Award as of the cash dividend record date but immediately prior to the application of this Section; and
               “C” is the Fair Market Value of a share of Stock on the cash dividend payment date.
Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to this Award.
     Nontransferability of the Award.
          Prior to the Settlement Date, neither this Award nor any Restricted Stock Unit subject to this Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Director or the Director’s beneficiary, except by will or by the laws of descent and distribution.
     Effect of Termination of Service.

          If the Director’s Service with the Company terminates for any reason, the Award, if not vested as of the date of such termination of Service as determined in accordance with Section 3, shall be forfeited and terminated and the Company shall not be under any obligation to provide any shares of Common Stock or any other compensation to the Director on account of such forfeiture and termination of the Award.
     Change in Control.
          In the event of a Change in Control, the Award shall be automatically considered, regardless of the requirements of Section 3, as one hundred percent (100%) vested as of the date ten (10) days prior to the date of the Change in Control and the Company shall provide, by any means determined in the sole discretion of the Company, the Director a notice of the Change in Control (the “Notice”). “Change in Control” shall have the same meaning as set forth in the Plan; provided that the definition is consistent with the definition provided in Treasury Regulation sections 1.409A-3(i)(5)(v), -3(i)(5)(vi)(A)(1), and -3(i)(5)(viii); provided further that for purposes of Treasury Regulation section 1.409A-3(i)(5)(vi)(A)(1), “30 percent” shall be replaced by “50 percent.” Once the Award has become vested in accordance with this Section 8, the Award shall be settled on the consummation of the Change in Control in accordance with the provisions of Section 4. Any vesting of the Award that was permissible solely by reason of this Section 8 shall be conditioned upon the consummation of the Change in Control. In addition, in the event of a Change in Control the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Awards or substitutes for outstanding Awards substantially equivalent restricted stock units for the Acquiring Corporation’s stock. Any Awards which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control shall terminate and cease to be outstanding effective upon the date of the Change in Control. Notwithstanding the foregoing, the Company reserves the discretion to revise, without the consent of any Director, the meaning of the terms “Change in Control” and “Ownership Event” should the requirements of Section 409A of the Code or any regulations or other guidance issued by the Internal Revenue Service require, or make such changes, necessary or desirable to preserve the desired tax impacts to the Director and the Company underlying this Award.
     Adjustments for Changes in Capital Structure.
          Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Award, in order to prevent dilution or enlargement of the Director’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.
     Rights as a Stockholder or Director.
          The Director shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9 or pursuant to the Dividend Equivalent Rights. Nothing in this Agreement shall confer upon the Director any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Director’s Service as a Director at any time.
     Legends.
          The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Director shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Director in order to carry out the provisions of this Section.
     Miscellaneous Provisions.
          1. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
          2. Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
          3. Termination or Amendment. The Board may terminate or amend the Plan or the Award at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Award without the consent of the Director unless such termination or amendment is necessary or desirable, as determined in the sole discretion of the Company, necessary or desirable to comply with any applicable law or government regulation or to preserve the desired tax impacts to the Director and the Company underlying this Award. No amendment or addition to this Agreement shall be effective unless in writing.
          4. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, upon deposit in the United States Post Office, by registered or certified mail, or with an overnight courier service with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

          5. Integrated Agreement. The Notice and this Agreement constitute the entire understanding and agreement of the Director and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Director and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.
          6. Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.
          7. Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

LIFE TECHNOLOGIES CORPORATION
RESTRICTED STOCK UNIT ELECTION
TO:	Chief Financial Officer, Life Technologies Corporation (the “Company”)

FROM:	(the “Participant”)
     I hereby elect to change the settlement date of my Restricted Stock Units that I would otherwise receive from the Company, subject to the terms and conditions of the Company’s 2009 Equity Incentive Plan (the “Plan”), the Notice of Grant of Restricted Stock Units (the “Notice”), the Restricted Stock Unit Agreement (the “Agreement”) and this election. I understand that my election is irrevocable. The terms of my election are as follows:
1. Restricted Stock Unit Award to which Election applies. My election applies to the Restricted Stock Units that are to be awarded to me on _________, 2010 (the “Election”).
2. Restricted Stock Units Deferred. I elect to change the settlement date of the following portion of my Restricted Stock Units Award made to me under this Election (must be at a minimum of at least 10% and may increase in 5% increments thereafter):
____________ %
3. Restricted Stock Units Deferral Elections. I hereby make the following elections with respect to the settlement of my vested Restricted Stock Units. I understand that if I fail to make an election, or if the election is terminated, that I will be deemed to have elected settlement of my Restricted Stock Units upon separation from service (as defined in the Notice) to the Company as provided in the Notice.
Form of Settlement of Deferred Restricted Stock Units:
☐	In shares of Stock payable in a single lump sum.

☐	In shares of Stock payable in equal annual installments over _________ years (not to exceed four (4) years).
Settlement Date:

Subject to the terms of the Plan and my Agreement, I will receive shares of Stock in settlement of my Award (to the extent vested) within 30 days of the earliest of (i) any Settlement Date I have elected below, (ii) the date of my separation from service or (iii) the date of any Change of Control, as defined in the attached Agreement, if such an Award is not assumed or substituted for a similar award.

I understand:

That I may (but am not required) to elect a Settlement Date, however, if I don’t select a Settlement Date, but have completed this form and elected to change the settlement date of the Award beyond the date such award would have become vested, that I will have made an irrevocable election to defer settlement of the Award until my termination of Service.

That if I elect to have my awards distributed in equal annual installments, the terms of Section 3.3 of the Agreement may limit such distribution, and that, on the Settlement Date selected below, I will receive my first installment distribution, and that future distributions will occur on each subsequent anniversary date of such first installment.

☐ I elect a Settlement Date for 100% of my Award on _________; provided, however, that such date shall be no earlier than the Vesting Date as set forth in the Notice of Grant.

☐ I elect to settle my Award, in the specified percentages, on the following Settlement Date(s) (on each Settlement Date a minimum of at least 25% of the Award must be selected and the initial date must be no earlier than the third anniversary of the Date of Grant ):

Date Percentage of Award Settled

1. 2. 3. 4.

☐ I do not elect a Settlement Date (and I understand this means that the Settlement Date will be the date I terminated Service).
4. Filing of Election. This Restricted Stock Unit Election must be filed with the Chief Financial Officer of the Company no later than 5:00pm Pacific Time on April 29, 2010.
5. Irrevocability of Election. This Restricted Stock Unit Election will become irrevocable as of the commencement of the Election Period.
6. Award is Unfunded. I understand that the Company has not formally funded my Award and that I am considered a general unsecured creditor of the Company with respect to my rights under the Award.

7. Subject to Plan. This Restricted Stock Unit Election is in all respects subject to the terms and conditions of the Plan. Should any inconsistency exist between this Restricted Stock Unit Election, the Plan, the Agreement, and/or any applicable law, then the provisions of either the applicable law or the Plan will control, with the Plan subordinated to the applicable law.

Dated:
Participant Signature